Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports First Quarter 2023 Financial Results

McLean, VA, May 15, 2023 – Arlington Asset Investment Corp. (NYSE: AAIC) (the “Company,” “Arlington,” “we,” “us” or “our”) today reported financial results for the quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights

•
$6.47 per common share of book value, a 1.8% decrease from prior quarter
•
$0.10 per diluted common share of GAAP net loss attributable to common shareholders
•
$0.05 per diluted common share of non-GAAP earnings available for distribution
•
0.4 to 1 “at risk” leverage ratio as of March 31, 2023

First Quarter Investment Portfolio

As of March 31, 2023, the Company’s investment portfolio capital allocation was as follows (dollars in thousands):

	March 31, 2023
	Assets	Invested Capital Allocation (1)	Invested Capital Allocation (%)	Leverage (2)
MSR financing receivables	$183,058	$183,058	62%	—
Credit investments (3)	133,396	35,349	12%	2.8
Agency MBS (4)	88,011	76,358	26%	0.3
Total invested capital	$404,465	294,765	100%
Cash and other corporate capital, net		6,888
Total investable capital		$301,653		0.4

(1)
Our investable capital is calculated as the sum of our shareholders’ equity capital and long-term unsecured debt.
(2)
Our leverage is measured as the ratio of the sum of our repurchase agreement financing, net payable or receivable for unsettled securities, net contractual forward purchase or sale price of our TBA commitments and leverage within our MSR financing receivables less our cash and cash equivalents compared to our investable capital.
(3)
Includes our net investment of $3,034 in a VIE with gross assets and liabilities of $3,194 and $160, respectively, that is consolidated for GAAP financial reporting purposes.
(4)
Agency mortgage-backed securities ("MBS") assets include the fair value of the agency MBS which underlie our TBA forward purchase and sale commitments. In accordance with GAAP, our TBA forward commitments are reflected on the consolidated balance sheets as derivative assets and liabilities at fair value in the financial statement line items "other assets" and "other liabilities". As of March 31, 2023, the fair value of the underlying agency MBS that underlie our net short position in TBA commitments had a fair value of ($372,973) with a net carrying value of ($10,614).

MSR Related Investments

The Company is party to agreements with a licensed, U.S. government sponsored enterprise (“GSE”) approved residential mortgage loan servicer that enable the Company to garner the economic return of an investment in a mortgage servicing right ("MSR") purchased by the mortgage servicing counterparty. The arrangement allows the Company to participate in the economic benefits of investing in an MSR without holding the requisite licenses to purchase or hold MSRs directly. Under the terms of the arrangement, the Company provides capital to the mortgage servicing counterparty to purchase MSRs directly and the Company, in turn, receives all the economic benefits of the MSRs less a fee payable to the counterparty. At the Company’s request, the mortgage servicing counterparty may utilize leverage on the MSRs to which the Company’s MSR financing receivables are referenced to finance the purchase of additional MSRs to increase potential returns to the Company. These transactions are accounted for as financing receivables in the Company’s consolidated financial statements.

The Company’s MSR financing receivable investments as of March 31, 2023 are summarized in the tables below (dollars in thousands):

Amortized Cost Basis (1)	Unrealized Gain	Fair Value
$139,153	$43,905	$183,058

(1)
Represents capital investments plus accretion of interest income net of cash distributions.

MSR Financing Receivable Underlying Reference Amounts:
MSRs	Financing	Advances Receivable	Cash and Other Net Receivables	Counterparty Incentive Fee Accrual	MSR Financing Receivables	Implicit Leverage
$178,180	$(1,010)	$4,202	$12,979	$(11,293)	$183,058	0.0

Underlying Reference MSRs:
Holder of Loans	Unpaid Principal Balance	Weighted-Average Note Rate	Weighted-Average Servicing Fee	Weighted-Average Loan Age	Price	Multiple (1)	Fair Value
Fannie Mae	$12,343,228	3.09%	0.25%	29 months	1.33%	5.33	$164,564
Freddie Mac	1,006,719	3.72%	0.25%	25 months	1.35%	5.41	13,616
Total/weighted-average	$13,349,947	3.14%	0.25%	29 months	1.33%	5.33	$178,180

(1)
Calculated as the underlying MSR price divided by the weighted-average servicing fee.

As of March 31, 2023, the mortgage servicing counterparty had drawn $1.0 million of financing under its credit facility collateralized by the MSRs to which the Company’s MSR financing receivables are referenced, resulting in an implicit leverage ratio of less than 0.1 to 1. The weighted average yield on the Company’s MSR financing receivables was 13.78% for the first quarter of 2023 compared to 14.98% for the fourth quarter of 2022, and the actual weighted-average constant prepayment rate (“CPR”) for the MSRs underlying the Company’s MSR financing receivables was 3.44% for the first quarter of 2023 compared to 4.26% for the fourth quarter of 2022. As of March 31, 2023, the valuation multiple of the MSRs underlying the Company's MSR financing receivables, calculated as the underlying MSR price divided by the weighted-average servicing fee, was 5.33.

Credit Investments

The Company’s credit investments generally include mortgage loans secured by residential or commercial real property or MBS collateralized by residential or commercial mortgage loans or residential solar panel loans (“non-agency” MBS or ABS). As of March 31, 2023, the Company’s credit investment portfolio at fair value was comprised of the following (dollars in thousands):

	Market Price	Fair Value (1)	Financing	Invested Capital (2)	Leverage
AAA rated commercial MBS	$98.93	$98,933	$79,372	$19,780	4.0
Commercial mortgage loan	100.00	27,798	19,053	8,904	2.1
Business purpose residential MBS (3)	79.80	4,780	—	4,780	—
Solar ABS	37.25	1,885	—	1,885	—
Total/weighted-average		$133,396	$98,425	$35,349	2.8

(1)
For non-commercial credit investments in securities, includes contractual accrued interest receivable.
(2)
Invested capital includes investment accrued interest receivable and financing accrued interest payable.
(3)
Includes our net investment of $3,034 in a VIE with gross assets and liabilities of $3,194 and $160, respectively, that is consolidated for GAAP financial reporting purposes.

As of March 31, 2023, the Company had $79.4 million in repurchase agreements outstanding with a weighted average rate of 5.53% and remaining weighted average maturity of 20 days secured by $88.0 million of non-agency MBS at fair value. As of March 31, 2023, the Company had a $19.1 million repurchase agreement outstanding with a rate of 7.34% and remaining maturity of 206 days secured by a $27.8 million commercial mortgage loan at fair value.

Agency MBS

The Company’s agency MBS consist of residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by a government sponsored enterprise, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). As of March 31, 2023, the Company’s agency MBS investment portfolio was comprised of the following (dollars in thousands):

Fair Value
Agency MBS	$460,984
Net short TBA Position	(372,973)
Total agency MBS investment portfolio	$88,011

As of March 31, 2023, the Company's specified agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Unpaid Principal Balance	Net Unamortized Purchase Premiums (Discounts)	Amortized Cost Basis	Net Unrealized Gain (Loss)	Fair Value	Market Price	Coupon	Weighted Average Expected Remaining Life
Fannie Mae	$221,765	$(4,069)	$217,696	$(4,942)	$212,754	$95.94	4.09%	9.5
Freddie Mac	258,777	(2,901)	255,876	(7,646)	248,230	95.92	4.09%	9.9
Total/weighted-average	$480,542	$(6,970)	$473,572	$(12,588)	$460,984	$95.93	4.09%	9.7

The Company’s weighted average yield on its specified agency MBS was 4.23% for the first quarter of 2023 compared to 4.16% for the fourth quarter of 2022, and the actual weighted-average CPR for the Company’s specified agency MBS was 3.52% for the first quarter of 2023 compared to 4.07% for the fourth quarter of 2022.

As of March 31, 2023, the Company's net short TBA agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Notional Amount:
	Net Long (Short)	Implied	Implied	Net Carrying
	Position (1)	Cost Basis (2)	Fair Value (3)	Amount (4)
3.0% 30-year MBS sale commitments	$(70,000)	$(61,009)	$(62,725)	$(1,716)
4.0% 30-year MBS purchase commitments	50,000	47,957	47,781	(176)
4.0% 30-year MBS sale commitments	(140,000)	(130,665)	(133,788)	(3,123)
4.5% 30-year MBS sale commitments	(229,000)	(218,642)	(224,241)	(5,599)
Total net long (short) agency TBA positions	$(389,000)	$(362,359)	$(372,973)	$(10,614)

(1)
Notional amount represents the unpaid principal balance of the underlying agency MBS.
(2)
Implied cost basis represents the contractual forward price for the underlying agency MBS.
(3)
Implied fair value represents the current fair value of the underlying agency MBS.
(4)
Net carrying amount represents the difference between the implied cost basis and the implied fair value of the underlying agency MBS. This amount is reflected on the Company's consolidated balance sheets as a component of "other assets" and "other liabilities."

As of March 31, 2023, the Company had $385.9 million of repurchase agreements outstanding with a weighted average rate of 4.94% and remaining weighted average maturity of 13 days secured by an aggregate of $413.2 million of agency MBS at fair value. The Company’s weighted average cost of repurchase agreement funding secured by agency MBS was 4.67% during the first quarter of 2023 compared to 3.77% during the fourth quarter of 2022.

The Company enters into various hedging transactions to mitigate the interest rate sensitivity of its cost borrowing and the value of its fixed-rate agency MBS and MSR financing receivables. Under the terms of the Company’s interest rate swap agreements, the Company pays or receives interest payments based on a fixed rate and pays or receives variable interest payments based upon the Secured Overnight Financing Rate (“SOFR”). As of March 31, 2023, the Company’s interest swap agreements were comprised of the following (dollars in thousands):

		Weighted-average:
	Notional Amount	Fixed Receive (Pay) Rate	Variable (Pay) Receive Rate	Net (Pay) Receive Rate	Remaining Life (Years)	Fair Value
Receive-fixed	$60,000	3.58%	(4.82)%	(1.24)%	5.7	$117
Pay-fixed	25,000	(4.20)%	4.82%	0.62%	2.8	(11)
Total / weighted-average	$85,000	1.29%	(1.98)%	(0.69)%	4.9	$106

The Company’s weighted average net pay rate of its interest rate swap agreements was (0.53)% during the first quarter of 2023 compared to a net receive rate of 1.08% during the fourth quarter of 2022. Under GAAP, the Company has not designated these transactions as hedging instruments for financial reporting purposes and, therefore, all gains and losses on its hedging instruments are recorded to line item "investment and derivative gains (losses), net" in the Company’s financial statements.

Other First Quarter 2023 Financial Highlights

The Company’s book value was $6.47 per common share as of March 31, 2023 compared to $6.59 per common share as of December 31, 2022. Book value per common share is calculated as total equity less the preferred stock liquidation preference divided by common shares outstanding plus vested restricted stock units convertible into common stock less unvested restricted common stock.

The Company’s “at risk” leverage ratio was 0.4 to 1 as of March 31, 2023 compared to 0.3 to 1 as of December 31, 2022. The Company’s “at risk” leverage ratio is calculated as the sum of the Company’s repurchase agreement financing, net payable or receivable for unsettled securities, net contractual price of TBA purchase and sale commitments and financing embedded in its MSR financing receivables less cash and cash equivalents compared to the Company’s investable capital measured as the sum of the Company’s shareholders’ equity and long-term unsecured debt.

Additional Information

The Company will make available additional quarterly information for the benefit of its shareholders through a supplemental presentation that will be available at the Company's website, www.arlingtonasset.com. The presentation will be available on the Webcasts and Presentations section located under the Updates & Events tab of the Company's website.

About the Company

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related assets and has elected to be taxed as a REIT. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning interest rates, portfolio allocation, financing costs, portfolio hedging, prepayments, dividends, book value, utilization of loss carryforwards, any change in long-term tax structures (including any REIT election), use of equity raise proceeds and any other guidance on present or future periods, as well as the Company's estimates for certain financial information post year-end, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, inflation, changes in interest rates, increased costs of borrowing, decreased interest spreads, credit risks underlying the Company’s assets, especially related to the Company’s mortgage credit investments, changes in political and monetary policies, changes in default rates, changes in prepayment rates and other assumptions underlying our estimates related to our projections of future earnings available for distribution, changes in the Company’s returns, changes in the use of the Company’s tax benefits, the Company’s ability to qualify and maintain qualification as a REIT, changes in the agency MBS asset yield, changes in the Company’s monetization of net operating loss carryforwards, changes in the Company’s investment strategy, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of the Company’s net operating loss and net capital loss carryforwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve, the Federal Housing Finance Agency and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, the uncertainty and economic impact of a resurgence of the coronavirus (COVID-19) pandemic or other public health emergencies, and the effect of general economic, political, regulatory and market conditions, including the impact of a potential recessionary environment. These and other material risks are described in the Company's most recent Annual Report on Form 10-K and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial data to follow

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents (includes $-0- and $296, respectively, from consolidated VIEs)	$12,833	$28,021
Restricted cash of consolidated VIEs	—	2,191
Agency mortgage-backed securities, at fair value	460,984	443,540
MSR financing receivables, at fair value	183,058	180,365
Credit investments, at fair value	130,362	133,701
Mortgage loans of consolidated VIEs, at fair value	1,344	193,957
Deposits	11,171	1,823
Other assets (includes $1,850 and $2,067, respectively, from consolidated VIEs)	8,252	18,720
Total assets	$808,004	$1,002,318
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$484,348	$515,510
Secured debt of consolidated VIEs, at fair value	160	169,345
Long-term unsecured debt	86,508	86,405
Other liabilities (includes $-0- and $262, respectively, from consolidated VIEs)	21,843	13,718
Total liabilities	592,859	784,978
Equity:
Preferred stock (liquidation preference of $33,420)	32,821	32,821
Common stock	284	282
Additional paid-in capital	2,024,979	2,024,298
Accumulated deficit	(1,842,939)	(1,840,061)
Total equity	215,145	217,340
Total liabilities and equity	$808,004	$1,002,318
Book value per common share (1)	$6.47	$6.59
Common shares outstanding (in thousands) (2)	28,081	27,904

(1) Book value per common share is calculated as total equity less the preferred stock liquidation preference divided by common shares outstanding.

(2) Represents common shares outstanding plus vested restricted stock units convertible into common stock less shares of unvested restricted common stock. The amount of unvested restricted common stock was 828 as of March 31, 2023. Does not include performance-based units that are convertible into common stock following both the achievement of performance goals over applicable performance periods and continued employment. The number of shares of common stock issuable under outstanding performance-based units can range from zero to 4,457 as of March 31, 2023.

	March 31, 2023	December 31, 2022
Assets and liabilities of consolidated VIEs:
Cash and restricted cash	$—	$2,487
Mortgage loans, at fair value	1,344	193,957
Other assets	1,850	2,067
Secured debt, at fair value	(160)	(169,345)
Other liabilities	—	(262)
Net investment in consolidated VIEs	$3,034	$28,904

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest income
MSR financing receivables	$4,685	$4,446	$3,608	$3,983
Agency mortgage-backed securities	4,976	4,732	3,631	2,065
Credit securities and loans	2,762	2,932	2,736	991
Mortgage loans of consolidated VIEs	1,398	2,302	2,303	1,611
Other	179	314	110	113
Total interest and other income	14,000	14,726	12,388	8,763
Rent revenues from single-family properties	—	869	2,103	2,137
Interest expense
Repurchase agreements	6,125	5,081	2,863	763
Long-term debt secured by single-family properties	—	335	741	718
Long-term unsecured debt	1,541	1,516	1,456	1,400
Secured debt of consolidated VIEs	681	906	912	1,578
Total interest expense	8,347	7,838	5,972	4,459
Single-family property operating expenses	—	755	1,872	1,915
Net operating income	5,653	7,002	6,647	4,526
Investment and derivative (loss) gain, net	(3,851)	1,809	1,235	370
General and administrative expenses
Compensation and benefits	2,255	3,200	2,256	2,324
Other general and administrative expenses	1,656	1,267	1,121	1,463
Total general and administrative expenses	3,911	4,467	3,377	3,787
(Loss) income before income taxes	(2,109)	4,344	4,505	1,109
Income tax provision (benefit)	109	(45)	1,074	802
Net (loss) income	(2,218)	4,389	3,431	307
Dividend on preferred stock	(660)	(660)	(675)	(707)
Net (loss) income (attributable) available to common stock	$(2,878)	$3,729	$2,756	$(400)
Basic (loss) earnings per common share	$(0.10)	$0.13	$0.10	$(0.01)
Diluted (loss) earnings per common share	$(0.10)	$0.13	$0.10	$(0.01)
Weighted average common shares outstanding (in thousands)
Basic	28,004	27,956	28,338	28,766
Diluted	28,004	28,468	28,913	28,766

Non-GAAP Earnings Available for Distribution

In addition to the results of operations determined in accordance with GAAP, we also report a non-GAAP financial measure "earnings available for distribution". We define earnings available for distribution as net income available to common stock determined in accordance with GAAP adjusted for the following items:

•
Plus (less) realized and unrealized losses (gains) on investments and derivatives;
•
Plus (less) income tax provision (benefit) for TRS realized and unrealized gains and losses on investments and derivatives
•
Plus TBA dollar roll income (expense)
•
Plus (less) interest rate swap net interest income (expense)
•
Plus depreciation of single-family residential properties
•
Plus stock-based compensation

Realized and unrealized gains and losses recognized with respect to our mortgage related investments and economic hedging instruments, which are reported in line item “investment and derivative gain (loss), net” of our consolidated statements of comprehensive income, other than TBA dollar roll income and interest rate swap net interest income or expense, are excluded from the computation of earnings available for distribution as such gains on losses are not reflective of the economic interest income earned or interest expense incurred from our interest-bearing financial assets and liabilities during the indicated reporting period. Because our long-term-focused investment strategy for our mortgage related investment portfolio is to generate a net spread on the leveraged assets while prudently hedging periodic changes in the fair value of those assets attributable to changes in benchmark interest rates, we generally expect the fluctuations in the fair value of our mortgage related investments and economic hedging instruments to largely offset one another over time. In addition, certain of our investments are held by our TRS which is subject to U.S. federal and state corporate income taxes. In calculating earnings available for distribution, any income tax provision or benefit associated with gains or losses on our mortgage related investments and economic hedging instruments are also excluded from earnings available for distribution.

TBA dollar roll income (expense) represents the economic equivalent of net interest income (expense) generated from our transactions in non-specified fixed-rate agency MBS, executed through sequential series of forward-settling purchase and sale transactions that are settled on a net basis (known as “dollar roll” transactions). Dollar roll income (expense) is generated (incurred) as a result of delaying, or “rolling,” the settlement of a forward-settling purchase (sale) of a TBA agency MBS by entering into an offsetting “spot” sale (purchase) with the same counterparty prior to the settlement date, net settling the “paired-off” positions in cash, and contemporaneously entering another forward-settling purchase (sale) with the same counterparty of a TBA agency MBS of the same essential characteristics for a later settlement date at a price discount relative to the spot sale (purchase). The price discount of the forward-settling purchase (sale) relative to the contemporaneously executed spot sale (purchase) reflects compensation to the seller for the interest income (inclusive of expected prepayments) that, at the time of sale, is expected to be foregone as a result of relinquishing beneficial ownership of the MBS from the settlement date of the spot sale until the settlement date of the forward purchase, net of implied repurchase financing costs. We calculate dollar roll income (expense) as the excess of the spot sale (purchase) price over the forward-settling purchase (sale) price and recognize this amount ratably over the period beginning on the settlement date of the sale (purchase) and ending on the settlement date of the forward purchase (sale). In our consolidated statements of comprehensive income prepared in accordance with GAAP, TBA agency MBS dollar roll income (expense) is reported as a component of the overall periodic change in the fair value of TBA forward commitments within the line item “investment and derivative gain (loss), net.”

We utilize interest rate swap agreements to economically hedge a portion of our exposure to variability in future interest cash flows, attributable to changes in benchmark interest rates, associated with future roll-overs of our short-term repurchase agreement financing arrangements. Accordingly, the net interest income earned or expense incurred (commonly referred to as “net interest carry”) from our interest rate swap agreements in combination with repurchase agreement interest expense recognized in accordance with GAAP represents our effective “economic interest expense.” In our consolidated statements of comprehensive income prepared in accordance with GAAP, the net interest income earned or expense incurred from interest rate swap agreements is reported as a component of the overall periodic change in the fair value of derivative instruments within the line item “investment and derivative gain (loss), net.”

The following table provides a reconciliation of GAAP net income (loss) available (attributable) to common stock for the last four fiscal quarters (unaudited, dollars in thousands):

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net (loss) income (attributable) available to common stock	$(2,878)	$3,729	$2,756	$(400)
Add (less):
Investment and derivative loss (gain), net	3,851	(1,809)	(1,235)	(370)
Income tax (benefit) provision for TRS investment (loss) gain	(344)	(344)	406	496
Depreciation of single-family residential properties	—	225	632	604
Stock-based compensation expense	757	865	919	992
Add back:
TBA dollar roll income (expense)	74	(429)	(421)	280
Interest rate swap net interest (expense) income	(118)	212	258	(282)
Non-GAAP earnings available for distribution	$1,342	$2,449	$3,315	$1,320
Non-GAAP earnings available for distribution per diluted common share	$0.05	$0.09	$0.11	$0.05
Weighted average diluted common shares outstanding	28,478	28,468	28,913	29,300

Earnings available for distribution is used by management to evaluate the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as assist with the determination of the appropriate level of periodic dividends to common stockholders. In addition, we believe that earnings available for distribution assists investors in understanding and evaluating the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as its earnings capacity.

A limitation of utilizing this non-GAAP financial measure is that the effect of accounting for all events or transactions in accordance with GAAP does, in fact, reflect the financial results of our business and these effects should not be ignored when evaluating and analyzing our financial results. In addition, our calculation of earnings available for distribution may not be comparable to other similarly titled measures of other companies. Therefore, we believe that earnings available for distribution should be considered as a supplement to, and in conjunction with, net income and comprehensive income determined in accordance with GAAP. Furthermore, there may be differences between earnings available for distribution and taxable income determined in accordance with the Internal Revenue Code. As a REIT, we are required to distribute at least 90% of our REIT taxable income (subject to certain adjustments) to qualify as a REIT and all of our taxable income in order to not be subject to any U.S. federal or state corporate income taxes. Accordingly, earnings available for distribution may not equal our distribution requirements as a REIT.